TRANSAMERICA CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT, made as of this ___ day of _______, 199__, between TRANSAMERICA CORPORATION, a Delaware corporation (the "Company") and (the "Director").

                                   WITNESSETH:

     WHEREAS, the Company has adopted the 1985 Stock Option and Award Plan of Transamerica Corporation (the "Plan"), providing for the granting of certain stock options to Non-employee Directors of the Company and its Affiliates, which options ("non-qualified stock options") are not intended to be incentive stock options within the meaning of section 422, or successor provisions, of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase shares of common stock of the Company (the "Common Stock"); and

     WHEREAS, the Plan authorizes the grant of an option to the Director on the date of this Agreement, thereby allowing the Director to acquire or increase his or her proprietary interest in the Company in order that said Director will have a further incentive for remaining with and increasing his or her efforts on behalf of the Company; and

     WHEREAS, this Agreement is prepared in conjunction with and under the terms of the Plan; although all of the terms of the Plan and the definitions used in the Plan have not been set forth herein, such terms and definitions are incorporated herein and made a part hereof by reference; and the provisions of the Plan shall govern any interpretation of this Agreement; and

     WHEREAS, the Director has accepted the grant of stock options hereunder and agreed to the terms and conditions hereinafter stated;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Company hereby grants to the Director under Section 7 of the Plan, as a separate incentive in connection with his or her service on the Board and not in lieu of any fees or other compensation for his or her services, a non-qualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of _______ shares of authorized but unissued or reacquired shares of the Common Stock, at the purchase price set forth in paragraph 2 of this Agreement. The option granted hereby is not intended to be an Incentive Stock Option within the meaning of section 422 of the Code.

     2. The purchase price per share (the "Option Price") shall be $_______, which is the fair market value per share of the Common Stock on the date of this Agreement. The Option Price shall be payable in the legal tender of the United States, in shares of the Common Stock of the Company, or in a combination of such legal tender and such shares.

     3. The number and class of shares specified in Paragraph 1 above, and/or the Option Price, are subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, distribution or other change in the corporate structure of the Company affecting the shares of Common Stock (an "Event"). Any such adjustment shall be made by the Board of Directors of the Company as constituted immediately prior to the applicable Event (the
"Applicable Board") and shall be designed so that if the Director (or any beneficiary) exercises this option after an Event, he or she shall receive (upon payment of the Option Price for each share exercised) the securities and any other property (other than regular cash dividends) which the Director (or beneficiary) would have been entitled to had he or she instead acquired the shares on the date of this Agreement and held them through the date of exercise. Notwithstanding the preceding, (a) the number of shares subject to this option always shall be a whole number, and (b) if the Applicable Board determines that the delivery of securities or other property (other than shares of Common Stock) from any such adjustment would create an undue burden or expense, the Director (or beneficiary) instead shall receive a lump sum cash payment equal to the fair market value (as determined by the Applicable Board) or such securities or other property.

     4. The right to exercise the option awarded by this Agreement shall accrue as to 100% of the shares subject to such option on the date which is six months after the date of this Agreement. Notwithstanding any contrary provisions of this Agreement, immediately upon the occurrence of a Change of Control, the right to exercise the option awarded by this Agreement shall accrue as to 100% of the shares subject to such option.

     5. Subject to the provisions of this paragraph 5, the right to exercise the option awarded by this Agreement shall expire on the date which is one month after the tenth anniversary of the date of this Agreement (the "Normal Expiration Date"). In the event of the termination of the Director's service on the Board for any reason except Retirement, Total Disability or death, the right to exercise the option awarded by this Agreement shall expire three (3) months after the date of such termination or upon the Normal Expiration Date, whichever shall first occur. In the event of the Director's termination of service on the Board on account of his or her Retirement or Total Disability, the right to exercise the option awarded by this Agreement shall expire three (3) years after the date of such termination or upon the Normal Expiration Date, whichever shall first occur. In the event the Director shall die within such three (3) month or three (3) year period, whichever is applicable, or shall die while a Director, the option may be exercised by the Director's transferee, as hereinafter provided, for a period of one (1) year after the date of the Director's death.

     6. The option shall be exercisable during the Director's lifetime only by the Director. The option shall be non-transferable by the Director other than by will, the applicable laws of descent and distribution or a valid beneficiary designation made under such procedures as may be specified by the Board from time to time.

     7. To the extent exercisable after the Director's death, the option shall be exercised only by the Director's beneficiary as provided in paragraph 6 of this Agreement. If the Director fails to designate a beneficiary, or if no beneficiary survives the Director, the option shall be exercised only by the person or persons entitled to the option under the Director's will, or if the Director shall fail to make testamentary disposition of the option, his or her legal representative. Any transferee exercising the option must furnish the Company (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of the option and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of the option as prescribed in this Agreement.

     8. The option may be exercised by the person then entitled to do so as to any shares which may then be purchased (a) by giving written notice of exercise to the Company, specifying the number of full shares to be purchased and accompanied by full payment of the purchase price thereof (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. No partial exercise of this option may be for less than ten (10) share lots or multiples thereof.

     9. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares covered by the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of shares hereunder, the option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

     10. Neither the Director nor any person claiming under or through said Director shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the option, unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Director.

     11. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company shall not be deemed a termination of service for the purposes of this Agreement.

     12. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 600 Montgomery Street, San Francisco, California 94111, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Director shall be addressed to the Director at the address set forth beneath the Director's signature hereto, or at such other address as the Director may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

     13. Nothing herein contained shall affect the Director's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate.

     14. Except as otherwise herein provided, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said option and the rights and privileges conferred hereby shall immediately become null and void.

     15. Notwithstanding any other provision of this Agreement except the last sentence of paragraph 5 hereof relating to the death of the Director (in which case this option is exercisable to the extent set forth therein), this option is not exercisable after the expiration of ten (10) years and one (1) month from the date of this Agreement. In no event is this option exercisable after the expiration of eleven (11) years and one (1) month from the date of this Agreement.

     16. Subject to the limitation on the transferability of the option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

     17. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

     18. Notwithstanding the provisions of Section 2 of the Plan, the Committee shall exercise no discretion with respect to the interpretation or administration of this option. The Board shall have the power to construe the Plan and the option, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration thereof as it may deem desirable. The interpretation and construction by the Board of any provision of the Plan or of the option shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or the option.

     19. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, the day and year first above written.

                                        TRANSAMERICA CORPORATION


                                     By:
                                        ------------------------
                                        Assistant Secretary



Signature

Address:

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